                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  MARCH 31, 2000

                             BIZNESSONLINE.COM, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

     DELAWARE                       0-25957             06-1519132
----------------------------      -------------     -------------------
(State or other jurisdiction      (Commission         (IRS Employer
 of incorporation)                 File Number)     Identification No.)

     1720 ROUTE 34, P.O. BOX 1347, WALL, NEW JERSEY            07719
    ------------------------------------------------         ----------
      (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (732) 280-6408

                                  -N/A-
                                --------

       (Former name or former address, if changed since last report.)



-------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 2000 BiznessOnline.com, Inc. (the "Company"), through its wholly-owned subsidiary, BOL Acquisition Co. III, Inc. ("BOL III"), completed the acquisition of substantially all of the assets of Telecon Communications Corp. ("Telecon"), a competitive local exchange carrier based in Johnstown, New York, pursuant to an Asset Purchase Agreement, dated as of December 5, 1999, by and among the Company, BOL III, Telecon, and the stockholders of Telecon. On March 31, 2000, the Company through its wholly-owned subsidiary, BOL Acquisition Co. II, Inc. ("BOL II"), also completed the acquisition of Telesupport, Inc., ("Telesupport") an Internet service provider and an affiliate of Telecon, pursuant to an Agreement and Plan of Merger, dated as of December 5, 1999, by and among, the Company, BOL II, Telesupport, Inc. and the Stockholders of Telesupport, Inc. The purchase price paid to Telecon was approximately $15 million in cash. The merger consideration delivered to the former shareholders of Telesupport was approximately $3 million in shares of the Company's common stock, $0.01 par value per share (358,335 shares). The Company negotiated the purchase price for Telecon and Telesupport at arm's length based on a number of factors, including 1998 and anticipated 1999 revenues, cash flows, historical operating results, growth rates, customers, management and business prospects. Pursuant to their employment agreements with the Company, David Conboy, a director, and his wife Lorin Beller, will be entitled to an aggregate bonus of 2% of the total purchase price for the Telecon and Telesupport acquisitions, payable at the Company's discretion in cash, stock, stock options or other awards from the Company's stock incentive plans.

         The Company financed the majority of the cash purchase price for the Telecon acquisition through its $15 million senior secured credit facility with MCG Finance Corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

         The Company will provide the financial statements required by paragraph
(a) of Item 7 of Form 8-K, if any such information is required, by amendment to this initial report on Form 8-K within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

 (b) Pro forma Financial Information.

         The Company will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K, if any such information is required, by amendment to this initial report on Form 8-K within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(c) Exhibits.

         2.1 Agreement and Plan of Merger, by and among the Company, BOL Acquisition Co. II, Inc., Telesupport, Inc., and the Stockholders of Telesupport, dated as of December 5, 1999 (Filed as Exhibit 10.25 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 31, 2000, and incorporated herein by reference).

         2.2 Asset Purchase Agreement, by and among the Company, BOL Acquisition Co. III, Inc., Telecon Communications Corp. and the stockholders of Telecon Communications Corp., dated as of December 5, 1999 (Filed as Exhibit 10.26 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 31, 2000, and incorporated herein by reference).

         20.1 Press release issued by the Company on April 3, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BiznessOnline.com, Inc.

Dated: April 14, 2000                       By: /s/ Mark E. Munro
                                                -----------------
                                                     Mark E. Munro
                                                     Chief Executive Officer and
                                                     President